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                                                                    Exhibit 23.5

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, we hereby consent to the use of the oil and gas reserve information effective September 30, 2003 and contained in our reserve report dated October 7, 2003, prepared for Whiting Oil and Gas Corporation, in this Amendment No. 4 to the Securities & Exchange Commission Registration Statement on Form S-1 and to the reference to our firm as experts in this Form S-1.


RYDER SCOTT COMPANY, L.P.

/s/ RYDER SCOTT COMPANY, L.P.


Denver, Colorado
November 13, 2003